                                                                     EXHIBIT 1.1

                          Empress Entertainment, Inc.
                           (a Delaware corporation)

            $150,000,000 8 1/8% Senior Subordinated Notes Due 2006


                              PURCHASE AGREEMENT
                              ------------------


                                                                   June 11, 1998



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Wasserstein Perella Securities, Inc.
  as Representatives of the several Initial Purchasers
 c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Empress Entertainment, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wasserstein Perella Securities, Inc. ("Wasserstein") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and Wasserstein are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $150,000,000 aggregate principal amount of the Company's 8 1/8% Senior Subordinated Notes Due 2006 (the "Securities"). The Securities, the Exchange Securities (as defined in the Registration Rights Agreement) and the Private Exchange Securities (as defined in the Registration Rights Agreement) are to be issued pursuant to an indenture to be dated as of June 18, 1998 (the "Indenture") among the Company, the Guarantors (as defined in the Indenture) and U.S. Bank Trust, National Association, as trustee (the "Trustee"). The Securities, the Exchange Securities and the Private Exchange Securities will be guaranteed (the
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"Guarantees") by Empress Casino Hammond Corporation, an Indiana corporation
("Empress Hammond"), Hammond Residential, L.L.C., an Indiana limited liability company ("Hammond Residential" and, together with Empress Hammond, the "Indiana Companies"), Empress Casino Joliet Corporation, an Illinois corporation ("Empress Joliet"), Empress River Casino Finance Corporation, a Delaware corporation ("Finance" and, together with the Indiana Companies and Empress Joliet, the "Guarantors") and all future Restricted Subsidiaries (as defined in the Indenture) of the Company, as further provided in the Indenture. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

     Each of the Company and each Guarantor understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

     The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated June 1, 1998 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated June 11, 1998 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

     Capitalized terms not otherwise defined herein have the meanings given such terms in the Offering Memorandum.

     The holders of Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a registration rights agreement, to be dated as of June 18, 1998 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein (i) a registration statement under the 1993 Act registering the Exchange Securities to be offered in exchange for the Securities and to use its best efforts to cause such registration statement to be declared effective and/or (ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act relating to the resale of the Securities by holders thereof or, if applicable, relating to the resale of Private Exchange Securities by the Initial Purchasers and to use its best efforts to cause such shelf registration statement to be declared effective.

     This Agreement, the Indenture, the Securities, the Exchange Securities, the Private Exchange Securities, the Guarantees and the Registration Rights Agreement are sometimes referred to herein collectively as the "Operative Documents."

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company and the Guarantors. Each of the Company and each Guarantor, jointly and severally, represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

          (i)    Similar Offerings.  Neither the Company nor any Guarantor has,
                 -----------------
     directly or indirectly, solicited any offer to buy or offered to sell, and neither the Company nor any Guarantor will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (ii)   Offering Memorandum.  The Offering Memorandum does not, and at
                 -------------------
     the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

           (iii) Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and the Guarantors within the meaning of Regulation S-X under the 1933 Act.

          (iv)   Financial Statements.  The combined financial statements,
                 --------------------
     together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the combined financial position of the Company and the Guarantors at the dates indicated and the combined statement of operations, stockholders' equity and cash flows of the Company and the Guarantors for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected combined financial data and the summary combined financial data included in the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited combined financial statements included in the Offering Memorandum. The statistical information and other market-related data included in the Offering Memorandum present fairly, in all material respects, the information and data shown therein and are derived from sources the Company believes are accurate.

          (v)    No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Guarantors considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of the Guarantors, other than those in the ordinary course of business, which are material with respect to the Company and the Guarantors considered as one enterprise and would be required to be described in a registration statement on Form S-1 under the 1933 Act, and (C) except in accordance with and consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of the Guarantors on any class of its capital stock.

          (vi)   Good Standing of the Company and the Guarantors.  Each of the
                 -----------------------------------------------
     Company and each Guarantor has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the state of its incorporation or formation, as applicable, and has the corporate power and authority (or, in the case of Hammond Residential, the power and authority) to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Operative Documents, the Credit Facility and the Fourth Supplemental Indenture to the 1994 Indenture (as defined below) and to consummate the Reorganization and the Covenant Defeasance; and each of the Company and each Guarantor is duly qualified as a

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     corporation or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)   Capitalization of the Guarantors.  All of the issued and
                  --------------------------------
     outstanding capital stock of each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than a pledge of stock of the Indiana Companies to Bank of America National Trust and Savings Association which shall be released in connection with the Closing of the Offering and re-pledged, together with the capital stock of each of the other Guarantors, to Wells Fargo Bank under the Credit Facility; and none of the outstanding shares of capital stock of any Guarantor was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Guarantor or under any agreement to which the Company or any Guarantor is a party. Neither the Company nor any Guarantor owns any securities or interests (debt or equity) in any person or entity other than the Guarantors other than Cash Equivalents (as defined in the 1994 Indenture).

          (viii)  Capitalization of the Company.  The authorized, issued and
                  -----------------------------
     outstanding capital stock of the Company was, on March 31, 1998, as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization"; all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable; and none of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights or similar rights arising by operation of law or under the charter or by-laws of the Company or under any agreement to which the Company is a party.

          (ix)    Authorization of Agreement.  This Agreement has been duly
                  --------------------------
     authorized, executed and delivered by each of the Company and each Guarantor.

          (x)     Authorization of Credit Facility. The Credit Facility has been
                  --------------------------------
     duly authorized by each of the Company and each Guarantor to the extent each is a party thereto, and, at the Closing Time, will have been duly executed and delivered by the Company and each Guarantor (other than Empress Joliet) to the extent each is a party thereto, and will constitute a valid and binding agreement of the Company and each Guarantor (except Empress Joliet) to the extent each is a party thereto, enforceable against each of them other than Empress Joliet, to the extent each is a party thereto, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers and conveyances), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi)   Authorization of the Indenture.  The Indenture has been duly
                 ------------------------------
     authorized by each of the Company and each Guarantor and, at the Closing Time, will have been duly executed and delivered by each of the Company and each Guarantor and will constitute a valid and binding agreement of each of the Company and each Guarantor, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers and conveyances), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). On the date hereof, at the date of the Offering Memorandum, and any amendment or supplement thereto (if different), and at the Closing Time, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated pursuant thereto (collectively, the "TIA"), which would be applicable to an Indenture qualified under the TIA.

          (xii)  Authorization of Registration Rights Agreement.  The
                 ----------------------------------------------
     Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers and conveyances), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiii) Authorization of Reorganization.  The Reorganization has been
                 -------------------------------
     duly authorized by the Company and each Guarantor to the extent each is a party thereto and has been duly effected by the Company and each Guarantor to the extent each is a party thereto as described in the Offering Memorandum.

          (xiv)  Authorization of Covenant Defeasance.  The Covenant Defeasance
                 ------------------------------------
     has been duly authorized by the Company and each Guarantor and, at the Closing Time, will have been duly effected by the Company and each Guarantor as described in the Offering Memorandum. The Covenant Defeasance will have been effected in compliance with the TIA and the terms of the 1994 Indenture.

          (xv)   Authorization of Fourth Supplemental Indenture.  The Fourth
                 ----------------------------------------------
     Supplemental Indenture to that certain indenture dated as of April 1, 1994, by and among Finance, the Guarantors named therein and U.S. Bank Trust National Association f/k/a First Trust National Association, as trustee (the "1994 Indenture") has been duly authorized by the

     Company and each Guarantor and has been duly executed and delivered by each of the Company, each Guarantor and the trustee under the 1994 Indenture (the "1994 Trustee") and constitutes a valid and binding agreement of each of the Company, each Guarantor and of the 1994 Trustee, enforceable against each of the Company, each Guarantor and the 1994 Trustee in accordance with its terms.

          (xvi)   Authorization of the Securities and the Guarantees.  The
                  --------------------------------------------------
     Securities and the Guarantees have been duly authorized by the Company and each Guarantor, respectively, and, at the Closing Time, will have been duly executed by the Company and each Guarantor and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers and conveyances), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xvii)  Authorization of the Exchange Securities and the Private
                  --------------------------------------------------------
     Exchange Securities. The Exchange Securities and the Private Exchange
     -------------------
     Securities have been duly authorized by the Company and, when executed by the Company and authenticated in the manner provided for in the Indenture and delivered in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers and conveyances), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xviii) Description of Operative Documents.  The Securities, the
                  ----------------------------------
     Exchange Securities, the Private Exchange Securities, the Registration Rights Agreement and the Indenture will conform in all material respects to the respective statements relating thereto and descriptions thereof contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

          (xix)   Absence of Defaults and Conflicts. Neither the Company nor any
                  ---------------------------------
     Guarantor is in violation of its charter, operating agreement or by-laws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, including, without limitation, the 1994 Indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Guarantor is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any Guarantor is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of the Operative Documents, the Credit Facility, the Fourth Supplemental Indenture to the 1994 Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any Guarantor in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the Reorganization and the Covenant Defeasance and of the transactions contemplated herein, in any other Operative Document and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the issuance and delivery of the Exchange Securities and the Private Exchange Securities, if any) and compliance by the Company and each Guarantor with its obligations hereunder or under any other Operative Document, the Credit Facility or the Fourth Supplemental Indenture to the 1994 Indenture have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or a Repayment Event (as defined below), other than as contemplated in the Offering Memorandum, under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any Guarantor pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Guarantor or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Guarantor (including, without limitation, the Indiana Gaming Commission and the Illinois Gaming Board) or any of their respective assets or properties except for such violations which would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) in excess of $5 million the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Guarantor.

          (xx)   Absence of Labor Dispute.  No labor dispute with the employees
                 ------------------------
     of the Company or any Guarantor exists or, to the knowledge of any of the Company or any Guarantor, is imminent, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by the employees of any of the Company's or any Guarantor's principal suppliers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Affect.

          (xxi)  Absence of Proceedings.  Except as disclosed in the Offering
                 ----------------------
     Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any Guarantor, threatened, against or affecting the Company or any Guarantor which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the Reorganization, the Covenant Defeasance or the transactions contemplated by any of the Operative Documents or the Credit Facility or the performance by the Company or any Guarantor of its obligations under any of the Operative Documents or under the Credit Facility. The aggregate of all pending legal or governmental proceedings to which the Company or any Guarantor is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xxii)  Possession of Intellectual Property.  The Company and the
                  -----------------------------------
     Guarantors own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any Guarantor has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Guarantor therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xxiii) Absence of Further Requirements.  Except for (A) the approval
                  -------------------------------
     of the Credit Facility by the Illinois Gaming Board, (B) approvals (including approvals by the Illinois Gaming Board and the Indiana Gaming Commission), which approvals have been obtained to the extent required by Indiana law or Illinois law, as applicable, and such approvals have not been revoked, modified or suspended, (C) UCC filings to be made pursuant to the Credit Facility and the Reorganization, (D) filings with the U.S. Coast Guard with respect to the Credit Facility and the Reorganization and (E) filings required to satisfy the Company's obligations under the Registration Rights Agreement, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (including, without limitation, Indiana Gaming Commission and the Illinois Gaming Board) is necessary or required in connection with the offering, issuance or sale of the Securities, the Exchange Securities, the Private Exchange Securities or the Guarantees, the consummation of the Reorganization and the Covenant Defeasance, the execution, delivery and performance by each of the Company and each Guarantor of its obligations under each of the Operative Documents, the Credit Facility and the Fourth Supplemental Indenture to the 1994 Indenture or the consummation of the transactions contemplated by any of the foregoing.

          (xxiv)  Possession of Licenses and Permits.  Except for such failures
                  ----------------------------------
     as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) the Company and the Guarantors possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, the Illinois Gaming Board and the Indiana Gaming Commission) necessary to conduct the business now operated by them; (b) the Company and the Guarantors are in compliance with the terms and conditions of all such Governmental Licenses;
     (c) all of the Governmental Licenses are valid and in full force and effect; and (d) neither the Company nor any Guarantor has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxv)   Title to Property.  The Company and the Guarantors have good
                  -----------------
     and marketable title to all real property owned by the Company and such Guarantors, respectively, and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Guarantor; and all of the leases and subleases material to the business of the Company and the Guarantors, considered as one enterprise, and under which the Company or any Guarantor holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Guarantor has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Guarantor under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any Guarantor to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxvi)  Tax Returns.  Each of the Company and each Guarantor has filed
                  -----------
     all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and has paid all taxes required to be paid by it and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of the Guarantors has not been finally determined or remains open to examination by applicable taxing authorities. Each of the Company and each Guarantor has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Guarantor, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Guarantors in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The Company's election to be taxed as an S Corporation under the Internal Revenue Code of 1986, as amended, is valid and in effect and has been valid and in effect at all times since its date of incorporation or formation and is not affected by the Reorganization. Each Guarantors' election to be taxed as a Qualified Subchapter S Corporation is valid and in effect and is not affected by the Reorganization.

          (xxvii)  Environmental Laws.  Except for such matters as are disclosed
                   ------------------
     in the Offering Memorandum or where the failure of the following would not result, singly or in the aggregate, in a Material Adverse Effect, (A) neither the Company nor any Guarantor is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Guarantors have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Guarantor and
     (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Guarantor relating to Hazardous Materials or Environmental Laws.

          (xxviii) Investment Company Act.  Neither the Company nor any
                   ----------------------
     Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum, neither the Company nor any Guarantor will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxix)    Rule 144A Eligibility.  Assuming the accuracy of the Initial
                    ---------------------
     Purchaser's covenant in Section 6(a)(i), the Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted on a U.S. automated interdealer quotation system.

          (xxx)     No General Solicitation.  None of the Company, its
                    -----------------------
     affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or has offered or will offer prior to the Closing Time (as defined in Section 2(b) hereof) the Securities in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

          (xxxi)    No Registration Required.  Subject to compliance by the
                    ------------------------
     Initial Purchasers with the representations and warranties set forth in
     Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xxxii)   No Directed Selling Efforts.  With respect to those
                    ---------------------------
     Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (xxxiii)  Indiana Gaming Commission.  (i)  Empress Hammond has
                    -------------------------
     received a riverboat owner's license (the "Indiana License") from the Indiana Gaming Commission to operate the Hammond Facility; (ii) the Indiana License is in full force and effect; (iii) Empress Hammond is in compliance with the Indiana License and with the rules and regulations of the Indiana Gaming Commission relating thereto; (iv) neither the Company nor Empress Hammond has received any notice of proceedings relating to the revocation or modification of the Indiana License, has any reason to believe that the Indiana Gaming Commission is considering modifying, limiting, conditioning, suspending, revoking, or not renewing the Indiana License, or has any reason to believe there is an existing basis for the Indiana Gaming Commission to deny the renewal of the Indiana License; (v) each of the Company and Empress Hammond has complied with all applicable requirements of the Indiana Gaming Commission with respect to the issuance of the Securities, the

     Exchange Securities, the Private Exchange Securities and the Guarantees as contemplated by the Operative Documents, the consummation of the Reorganization and the Covenant Defeasance, the execution, delivery and performance of each of the Operative Documents, the Fourth Supplemental Indenture to the 1994 Indenture and the Credit Facility and the consummation of the transactions contemplated by any of the foregoing and neither the Company nor Empress Hammond has entered into any contract, commitment or arrangement (nor will the Company of Empress Hammond enter into any contract, commitment or arrangement in connection with the transactions described in the Offering Memorandum) that requires approval by the Indiana Gaming Commission, which approval has not been obtained;
     (vi) each of applicable the persons listed under the caption Management in the Offering Memorandum (except as disclosed in the Offering Memorandum) has all Governmental Approvals necessary with respect to being employed in gaming operations in the State of Indiana and holding the positions described under such caption and (vii) no holder or beneficial owner of the Securities, the Exchange Securities or the Private Exchange Securities must be licensed, qualified or found suitable under Indiana gaming laws solely by virtue of holding or beneficially owning any principal amount of the Securities, the Exchange Securities or the Private Exchange Securities.

          (xxxiv)   Illinois Gaming Board.  (i)  Empress Joliet has received a
                    ---------------------
     riverboat owner's license (the "Illinois License") from the Illinois Gaming Board to operate the Joliet Facility; (ii) the Illinois License is in full force and effect; (iii) Empress Joliet is in compliance with the Illinois License and with the rules and regulations of the Illinois Gaming Board relating thereto; (iv) neither the Company nor Empress Joliet has received any notice of proceedings relating to the revocation or modification of the Illinois License, has any reason to believe that the Illinois Gaming Board is considering modifying, limiting, conditioning, suspending, revoking, or not renewing the Illinois License, or has any reason to believe there is an existing basis for the Illinois Gaming Board to deny the renewal of the Illinois License; (v) each of the Company and Empress Joliet has complied with all applicable requirements of the Illinois Gaming Board with respect to the issuance of the Securities, the Exchange Securities, the Private Exchange Securities and the Guarantees as contemplated by the Operative Documents, the consummation of the Reorganization and the Covenant Defeasance, the execution, delivery and performance of each of the Operative Documents, the Fourth Supplemental Indenture to the 1994 Indenture and the consummation of the transactions contemplated by any of the foregoing and neither the Company nor Empress Joliet has entered into any contract, commitment or arrangement (nor will the Company of Empress Joliet enter into any contract, commitment or arrangement in connection with the transactions described in the Offering Memorandum) that requires approval by the Illinois Gaming Board except for the Credit Facility, which approval has not been obtained; (vi) each of the applicable persons listed under the caption Management in the Offering Memorandum (except as disclosed in the Offering Memorandum) has all Governmental Approvals necessary with respect to being employed in gaming operations in the State of Illinois and holding the positions described under such caption; and
     (vii) no holder or beneficial owner of the

     Securities, the Exchange Securities or the Private Exchange Securities must be licensed, qualified or found suitable under Illinois gaming laws solely by virtue of holding or beneficially owning any principal amount of the Securities, the Exchange Securities or the Private Exchange Securities.

          (xxxv)    Internal Controls.  Each of the Company and each Guarantor
                    -----------------
     maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxvi)   Insurance.  Each of the Company and each Guarantor carries
                    ---------
     or is entitled to the benefits of insurance, with, to the Company's knowledge, financially sound and reputable insurers, in such amounts and covering such risks as the Company's management deems sufficient and all such insurance is in full force and effect.

          (xxxvii)  Registration Rights.  Except as described in the Offering
                    -------------------
     Memorandum, there are no persons with registration rights or other similar rights to have any securities registered by the Company or any Guarantor under the 1933 Act.

          (xxxviii) Solvency.  Each of the Company and each Guarantor is, and
                    --------
     immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company or any Guarantor, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of the Company or the Guarantor, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of the Company or the Guarantor, as the case may be, (B) the present fair salable value of the assets of the Company or the Guarantor, as the case may be, is greater than the amount that will be required to pay the probable liabilities of the Company or the Guarantor, as the case may be, on its debts as they become absolute and matured, (C) the Company or the Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company or the Guarantor, as the case may be, does not have unreasonably small capital.

          (xxxix)   Events of Default.  No event of default exists under any
                    -----------------
     contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

          (xl)      Certain Relationships.  Except for those described in the
                    ---------------------
     Offering Memorandum, no relationship, direct or indirect, exists between or among any of the

     Company, any Guarantor or any affiliate of the Company or any Guarantor, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which would be required to be described in a registration statement on Form S-1 under the 1933 Act.

          (xli)     Offering Materials.  Neither the Company nor any Guarantor
                    ------------------
     has distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary offering memorandum, the Offering Memorandum or other materials, if any, approved by the Representatives.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any Guarantor delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

      SECTION 2.    Sale and Delivery to Initial Purchasers; Closing.
                    ------------------------------------------------

      (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

      (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of D'Ancona & Pflaum, 30 North LaSalle Street, Suite 2900, Chicago, Illinois 60602, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on or before the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to, or for the benefit of, the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such

Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

     SECTION 3.  Covenants of the Company.  The Company covenants with each
                 ------------------------
Initial Purchaser as follows:

     (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and the Guarantors taken as one entity which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering

Memorandum and will not effect such amendment or supplement without the prior written consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

     (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will notify the Initial Purchasers promptly of (i) the receipt of any comments from any state securities commission or any other regulatory authority that relate to the Preliminary Offering Memorandum or the Offering Memorandum and (ii) the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or any other regulatory authority. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and, if at any time any state securities commission or any other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

     (e) Reports and Information to Initial Purchasers. The Company will, so long as any of the Securities are outstanding, deliver to the Initial Purchasers, without charge, a copy of each report or such other publicly available information furnished to holders of the Securities, or filed with the Commission, whether or not required by law or pursuant to the Indenture, and such other publicly available information concerning the Company as the Initial Purchasers may reasonably request, at the same time as such reports or other information are furnished to such holders. The Company will furnish, for one year from the date hereof, to the Initial Purchasers and the Trustee, within 45 days of the end of its first three fiscal quarters and within ninety days of the end of its fourth fiscal quarter, a report meeting the requirements of Form 10-Q (or, as to the fourth quarter, Form 10-K) under the Exchange Act.

     (f) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Duff and Phelps ("Duff") to provide their respective credit ratings of the Securities.

     (g) DTC. The Company will cooperate with the Representative(s) and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC and to be designated as "PORTAL Securities" in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

     (i) Restriction on Sale of Securities. During a period of 120 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities, except for the Exchange Securities, the Private Exchange Securities and the Covenant Defeasance.

     (j) Indiana and Illinois Gaming Boards. Each of the Company and the Guarantors will use their best efforts to comply with the conditions contained in the Indiana License and the Illinois License and to comply with the terms and conditions of such licenses and the rules and regulations of the Illinois Gaming Board and the Indiana Gaming Board.

     (k) Management Approvals. The Company will use its best efforts from time to time to obtain any required approvals by each of the Indiana Gaming Commission and the Illinois Gaming Board for itself and for the persons listed under the caption "Management" in the Offering Memorandum, to the extent required.

     (l) Consummation of Transactions. The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Time and to satisfy all conditions precedent to the delivery of the Securities, the Exchange Securities, the Private Exchange Securities and the Guarantees.

     (m) Redemption of 10 3/4% Notes. The Company will redeem all of the outstanding 10 3/4% Notes on April 1, 1999.

     SECTION 4.     Payment of Expenses.
                    -------------------

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, the Exchange Securities and the Private Exchange Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, the Exchange Securities and the Private Exchange Securities to the Initial Purchasers, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith (but all other fees and expenses of counsel for the Initial Purchasers shall be borne by the Initial Purchasers) and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, the Exchange Securities and the Private Exchange Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees payable to the review by the NASD in connection with the initial and continued designation of the Securities as "PORTAL securities."

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of outside counsel for the Initial Purchasers.

     SECTION 5.     Conditions of Initial Purchasers' Obligations.  The
                    ---------------------------------------------
obligations of the Initial Purchasers hereunder are subject to the representations and warranties of the Company and the Guarantors contained in
Section 1 hereof or in certificates of any officer of the Company or any of the Guarantors delivered pursuant to the provisions hereof being true and correct, to the performance by each of the Company and the Guarantors of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of D'Ancona & Pflaum and Ice Miller Donadio & Ryan, each counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, to the effect set forth in Exhibits A and B hereto, respectively, and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Mayer, Brown & Platt, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to the matters set forth in (i), (ii), (vi) through (x), inclusive, and (xi) (solely as to due authorization) of Exhibit A and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Guarantors considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) each of the Company and each Guarantor has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least B1 by Moody's, B+ by S&P and BB by Duff, and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other securities.

     (g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

     (h) Indenture. The Company and the Trustee shall have entered into the Indenture.

     (i) Registration Rights Agreement. The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement.

     (j) Tax Opinion of Counsel for Company. At the Closing Time, the Trustee shall have received the favorable opinion, dated as of the Closing Time, of D'Ancona & Pflaum, counsel for the Company, in form and substance satisfactory to counsel for the Trustee that the holders of the 10 3/4% Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (k) Covenant Defeasance. At the Closing Time, the Company shall have (i) irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the 10 3/4% Notes, U.S. legal tender or non-callable government securities (or a combination thereof), in such amounts as are sufficient to pay the principal of, premium and interest on the 10 3/4% Notes on the Redemption Date and (ii) effected the Covenant Defeasance, and the Chief Financial Officer of the Company shall have delivered to the Representatives a certificate to the effect that such U.S. legal tender or non-callable government securities (or a combination thereof) has been so deposited with the Trustee and that the Covenant Defeasance has been effected in accordance with the terms of the 1994 Indenture.

     (l) Closing of Credit Facility. At or prior to the Closing Time, the Company shall have entered into the Credit Facility, which shall be in form and substance satisfactory to the Representatives.

     (m) Reorganization. At or prior to the Closing Time, the Company shall have effected the Reorganization.

     (n) Use of Proceeds. The Company shall have applied the net proceeds from the Offering as described in the Offering Memorandum.

     (o) Business Entity Application Form. At the Closing Time, the Company shall have filed a Business Entity Application Form with respect to its ownership of Empress Joliet with the Illinois Gaming Board.

     (p) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

     (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.     Subsequent Offers and Resales of the Securities.
                    -----------------------------------------------

     (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i)    Offers and Sales only to Institutional Accredited Investors or
                 --------------------------------------------------------------
     Qualified Institutional Buyers.  Offers and sales of the Securities will be
     ------------------------------
     made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) in the case of Securities resold or otherwise transferred pursuant to Rule 144A, to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act.

          (ii)   No General Solicitation.  The Securities will be offered by
                 -----------------------
     approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

          (iii)  Purchases by Non-Bank Fiduciaries.  In the case of a non-bank
                 ---------------------------------
     Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (i) above, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (iv)   Subsequent Purchaser Notification.  Each Initial Purchaser will
                 ---------------------------------
     take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Rule 904 of Regulation S, or
     (3) inside the United States (x) in accordance with Rule 144A to a person whom the seller reasonably believes is a

     Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (y) pursuant to an effective registration statement under the 1933 Act or (z) in accordance with the exemption from registration under the 1933 Act provided by Rule 144, if available.

          (v)    Restrictions on Transfer.  The transfer restrictions and the
                 ------------------------
     other provisions set forth in Section 2.03 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security by such Subsequent Purchaser or any purchaser thereafter.

          (vi)   Delivery of Offering Memorandum.  Each Initial Purchaser will
                 -------------------------------
     deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

          (i)    Due Diligence.  In connection with the original distribution of
                 -------------
     the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and the Guarantors. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and the Guarantors (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

          (ii)   Integration.  The Company agrees that it will not and will
                 -----------
     cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the

     1933 Act provided by Section 4(2) thereof, by Rule 144A or by Regulation S thereunder or otherwise.

          (ii)   Rule 144A Information.  The Company agrees that, in order to
                 ---------------------
     render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities, including the Exchange Securities and Private Exchange Securities, remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

          (iv)   Restriction on Repurchases.  Until the expiration of two years
                 --------------------------
     after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

          (v)    Legends.  The Company will cause each Security to bear the
                 -------
     following legend until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described therein:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR

          904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO
          (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
          (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;

          PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR RESERVE THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER, PURSUANT TO CLAUSES (D), (E) OR (F) ABOVE TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser represents and agrees, that, except as permitted by Section 6(b) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S.
Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

     Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

     SECTION 7.  Indemnification.
                 ---------------

     (a) Indemnification of Initial Purchasers. The Company agrees and each Guarantor agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto).

     (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, each Guarantor and their respective directors, and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided,
                                                                  --------
however, that counsel to the indemnifying party shall not (except with the
-------
consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Neither party shall, without the prior written consent of the other parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8.  Contribution.  If the indemnification provided for in Section
                 ------------
7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses with respect to which such indemnified party would be entitled to indemnification by the express terms of Section 7, referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed pursuant to this Agreement were offered pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or a Guarantor and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9.   Representations, Warranties and Agreements to Survive
                  -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

     SECTION 10.  Termination of Agreement.
                  -------------------------

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Guarantors considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, Illinois or Indiana authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 11.  Default By One or More of The Initial Purchasers.  If one
                       ------------------------------------------------
or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangement.

     SECTION 12.  Notices.  All notices and other communications hereunder
                  -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Christopher Turner; notices to the Company shall be directed to it at 2300 Empress Drive, Joliet, IL 60436, attention of Peter A. Ferro, Jr.

     SECTION 13.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.

                                         Very truly yours,

                                         EMPRESS ENTERTAINMENT, INC.

                                         By: /s/ Peter A. Ferro, Jr
                                             ----------------------
                                         Name: PETER A. FERRO, JR
                                         Title: CHIEF EXECUTIVE OFFICER

                                         EMPRESS CASINO HAMMOND
                                         CORPORATION

                                         By: /s/ Peter A. Ferro, Jr
                                             ----------------------
                                         Name: PETER A. FERRO, JR
                                         Title: CHIEF EXECUTIVE OFFICER

                                         HAMMOND RESIDENTIAL, LLC

                                         By: /s/ Peter A. Ferro, Jr
                                             ----------------------
                                         Name: PETER A. FERRO, JR
                                         Title: CHIEF EXECUTIVE OFFICER

                                         EMPRESS CASINO JOLIET
                                         CORPORATION

                                         By: /s/ Peter A. Ferro, Jr
                                             ----------------------
                                         Name: PETER A. FERRO, JR
                                         Title: CHIEF EXECUTIVE OFFICER


                                         EMPRESS RIVER CASINO
                                         FINANCE CORPORATION

                                         By: /s/ Peter A. Ferro, Jr
                                             ----------------------
                                         Name: PETER A. FERRO, JR
                                         Title: PRESIDENT

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
WASSERSTEIN PERELLA SECURITIES, INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED


By: /s/ Christopher Y. Terrel
    -------------------------------
     Authorized Signatory

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

                                  SCHEDULE A

                                                                       Principal
                                                                       Amount of
     Name of Initial Purchaser                                        Securities
     -------------------------                                        ----------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated . . .  . . . . . . . . . . . . . . . . .    $75,000,000
Wasserstein Perella Securities, Inc. . . . . . . . . . . . . . . .
                                                                     $75,000,000
                                                                    ------------

Total . . . . . . . .  . . .. . . . . . . . . . . . . . . . . . .   $150,000,000
                                                                    ============

                                   Sch A - 1

                                  SCHEDULE B

                          Empress Entertainment, Inc.
                $150,000,000 Senior Subordinated Notes Due 2006


     1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.625% of the principal amount thereof.

     3. Merrill Lynch shall also receive an advisory fee of $356,250 to be paid by the Company out of the proceeds of the offering.

     4.   The interest rate on the Securities shall be 8 1/8% per annum.

     5. The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the following redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period commencing July 1 of the years indicated below:

     Year                                                             Percentage
     ----                                                             ----------

     2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104.063%

     2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102.708%

     2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101.354%

     2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         100%

     5. On or prior to July 1, 2001, the Company may, at its option, use the net proceeds of an Equity Offering (as defined in the Indenture) to redeem up to 35% of the originally issued aggregate principal amount of the Securities, at a redemption price in cash equal to 108 1/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that not less than $97.5 million in aggregate principal amount of Securities is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the related Equity Offering.

     6. The Securities will be redeemable, in whole or in part, at any time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, (i) pursuant to, and in accordance with, any order of any Governmental Authority (as defined in the Indenture) with appropriate jurisdiction and authority relating to a Gaming License (as defined in the Indenture) (a "Gaming Authority"), or (ii) to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, which if lost, impaired or not obtained or reinstated would reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries (as defined in the Indenture), considered as a whole, or would restrict the ability of the Company or any of its Restricted Subsidiaries to conduct business in any Gaming Jurisdiction (as defined in the Indenture), in the case of each of (i) and (ii) where such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable, or otherwise qualify, under any Gaming Laws and is not found suitable or so qualified.

                                   EXHIBIT A
                      Legal Opinion of D'Ancona & Pflaum

     Based upon the foregoing and subject to the further qualifications and limitations hereafter expressed, we are of the opinion that:

1. Each of the Company, Empress Joliet, Empress Hammond and Finance is validly existing as a corporation and in good standing under the laws of the state of its incorporation. Hammond Residential has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Indiana.

2. Each of the Company, Empress Joliet, Empress Hammond, Finance and Hammond Residential has the requisite power and authority to enter into and perform its obligations under the Operative Documents, the Credit Facility and the Fourth Supplemental Indenture to the 1994 Indenture to the extent each is a party thereto and to consummate the Reorganization and the Covenant Defeasance to the extent each is a party thereto.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the States of Illinois and Indiana, and Finance is duly qualified as a foreign corporation to transact business and is in good standing in the State of Illinois. To our knowledge, Empress Hammond and Empress Joliet are not qualified to do business in any foreign jurisdiction.

4. Based solely upon our review of the Company's corporate minute book and stock ledger, all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, and to our knowledge, are fully paid and nonassessable, and to our knowledge, none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other rights of any security holder of the Company.

5. To our knowledge, (a) all of the issued and outstanding capital stock of each of Empress Joliet, Empress Hammond and Finance has been duly authorized and validly issued, (b) is fully paid and non-assessable, and (c) based solely upon our review of the organizational documents, corporate minute book and stock ledger of each of Empress Joliet, Empress Hammond and Finance, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than (i) liens under the Credit Facility;
(ii) restrictions contained in the Company's Amended and Restated Stockholders' Agreement; and (iii) applicable restrictions of Gaming Authorities. Based solely on our review of the organizational documents of Hammond Residential, Hammond Residential is wholly owned by Empress Hammond.

6. The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

7. The Credit Facility has been duly authorized by each of the Company, Empress Hammond and Empress Joliet and has been executed and delivered by each of the Company, Empress Hammond and Empress Joliet and (assuming the due authorization, execution and delivery thereof by the Banks) constitutes a valid and binding agreement of each of the Company, Empress Hammond and Empress Joliet, enforceable against each of them in accordance with its terms, subject, as to Empress Joliet, to the approval of the Illinois Gaming Board.

8. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms.

9. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

10. The Reorganization has been duly authorized by the Company and each Guarantor to the extent each is a party thereto, and has been duly effected in the manner described in the Offering Memorandum.

11. The Covenant Defeasance has been duly authorized by Empress Finance, the Company and each other Guarantor to the extent each is a party thereto. The Covenant Defeasance has been duly effected in compliance with the terms of the 1994 Indenture as described in the Offering Memorandum.

12. The Fourth Supplemental Indenture to the 1994 Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms.

13. The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company, and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the holders thereof will be entitled to the benefits of the Indenture.

14. The Guarantees are in the form contemplated by the Indenture, have been duly authorized by each of the Guarantors, and, when executed by each of the Guarantors and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, and the holders thereof will be entitled to the benefits of the Indenture.

15. The Exchange Securities and the Private Exchange Securities have been duly authorized by the Company and, when executed by the Company and authenticated in the manner provided for in the Indenture and delivered in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the holders thereof will be entitled to the benefits of the Indenture.

16. Empress Joliet has all requisite approvals from all Federal and state governmental authorities (including, without limitation, the Illinois Gaming Board, but excluding any blue sky qualifications and approvals and the filing of a Form D with the Securities and Exchange Commission) (a) to offer and sell the Securities and to enter into and perform its Guarantee, as contemplated in the Offering Memorandum, (b) to execute, deliver and perform its obligations under the Operative Documents and the Fourth Supplemental Indenture to the 1994 Indenture, to the extent it is a party thereto, and (c) to consummate the Reorganization, the Covenant Defeasance and the transactions contemplated thereby, to the extent it is a party thereto.

17. The Company has such permits, licenses, approvals, consents and other authorizations from, and no filings are required that have not already been made with, Federal and state governmental authorities (other than the filing of a Form D with the Securities and Exchange Commission and blue sky qualifications and approvals) as are necessary (a) to offer and sell the Securities as contemplated in the Offering Memorandum, (b) to execute, deliver and perform its obligations under the Operative Documents and the Fourth Supplemental Indenture to the 1994 Indenture, to the extent it is a party thereto, (c) to consummate the Reorganization, the Covenant Defeasance and the transactions contemplated thereby and (d) to execute, deliver and perform the Credit Agreement.

18. To our knowledge, except for regulations adopted by the Illinois Gaming Board which are applicable to all Illinois riverboat operators, the Illinois Gaming Board has not issued any order or decree impairing, restricting or prohibiting and has not otherwise impaired, restricted or prohibited (i) the payment of dividends or distributions by Empress Joliet or any other Guarantor or (ii) the commencement or continuation of the business of the Company or any other Guarantor as presently or proposed to be conducted.

19. No holder or beneficial owner of the Securities, the Exchange Securities or the Private Exchange Securities must be licensed, qualified or found suitable under Illinois gaming laws solely by virtue of holding or beneficially owning any principal amount of the Securities, the Exchange Securities or the Private Exchange Securities.

20. To our knowledge, except as disclosed in the Offering Memorandum, there is not pending or threatened any action, suit or proceeding to which the Company or any Guarantor is a party, or to which the property of the Company or any Guarantor is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material

Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the Covenant Defeasance, the transactions contemplated in the Operative Documents or the performance by the Company or any Guarantor of its obligations under any of the Operative Documents.

21. The information in the Offering Memorandum under "Description of the Notes", "Plan of Distribution", "Illinois Regulatory Matters" and "Description of Certain Other Indebtedness" to the extent that it constitutes matters of law, summarises of legal matters, the Company's or any Guarantor's charter or bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

22. To our knowledge, neither the Company nor any Guarantor is in violation of its charter or bylaws and no default by the Company or any of the Guarantors exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

23. Based upon the representations of the Initial Purchasers contained in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register any of the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

24. The execution, delivery and performance of each of the Operative Documents, the Credit Facility and the Fourth Supplemental Indenture to the 1994 Indenture by the Company and each Guarantor and the consummation of the Reorganization, the Covenant Defeasance or of the transactions contemplated in the Operative Documents or the Credit Facility and compliance by the Company and each Guarantor with its obligations under the Operative Documents, the Credit Facility and the Fourth Supplemental Indenture to the 1994 Indenture does not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(iii) of the Purchase Agreement) under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Guarantor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect and except as contemplated in connection with the Refinancing), nor does such action result in any violation of the provisins of the charter or by-laws of the Company or any Guarantor, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Guarantor or any of their respective properties, assets or operations (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect).

25. Neither the Company nor any Guarantor is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

26. Nothing has come to our attention that would lead us to believe that the Offering Memorandum (except for financial statements and schedules and other financial data included or incorporated by reference therein as to which we render no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which we render no opinion), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   EXHIBIT B
                  Legal Opinion of Ice Miller Donadio & Ryan


See the attached.

            [LETTERHEAD OF ICE MILLER DONADIO & RYAN APPEARS HERE]



                                 June 18, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Wasserstein Perella Securities , Inc.
 as Representatives of the several Initial Purchasers
c/o merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner, & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     We have acted as special Indiana regulatory for empress Entertainment, Inc. ("Company") and Empress Casino Hammond Corporation ("Empress Hammond") in connection with the issuance and sale by the Company of $150,000,000 aggregate principal amount of Senior Subordinated Notes due 2006 ("Original Notes"), to be issued under an Indenture, dated as of June 18,1998, by and among the Company, as Issuer, and Empress Hammond as one of Subsidiary Guarantors, the other Subsidiary Guarantors, and U.S. Bank Trust, National Association as Trustee ("Indenture"). The Company and you have advice us that you will purchase the Securities, and thereafter the Company will register Exchange Securities and you will thereafter resell Private Exchange Securities (Notes"). This option is delivered to you pursuant to Section 5(a) of the Purchase Agreement by and among you, for yourselves and as Representative of the other Initial Purchasers, the Company, Empress Hammond and the other subsidiary Guarantors, dated June 11,1998 ("Purchase Agreement"). Unless specifically otherwise defined herein, terms define in the Purchase Agreement shall have the same meaning herein.

     In connection with this option, we have examined copies of the following documents;

     (i)    the Purchase Agreement;

     (ii)   the Indenture;

     (iii)  the Registration Rights Agreement.

Merrill Lynch & Co.
Page 2
June 18, 1998


     (iv) the Preliminary Offering Memorandum dated June 1, 1998, and a Final Offering 'memorandum dated June 17, 1998 ("Offering Memorandum"); and

     (v) Resolution 1998-16, which was approved by the Indiana Gaming Commission on May 6, 1998.

     The Indenture, the Purchase Agreement, and the Registration Rights Agreement are hereinafter referred to as Transaction Documents.

                                  ASSUMPTIONS
                                  -----------

     In rendering our opinion, we have assumed, with your permission, without investigation or verification of any kind:

     (a) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies;

     (b) each party to the Transaction Documents has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

     (c) each party to the Transaction Documents has full internal corporate power and authority to enter into, execute, deliver, receive and perform its obligations under each of the Transaction Documents; the entry into, execution, delivery, receipt, and performance thereof by such parties have been duly authorized by all requisite action on the part of such parties; and each of the Transaction Documents has been duly entered into, executed, received and delivered by such parties; and

     (d) each of the Transaction Documents is enforceable against each party thereto.

                                   OPINIONS
                                   --------

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that

     1. Each of the Company and Empress Hammond has such permits licenses, approvals, consents and other authorizations from the Indiana Gaming Commission as are necessary to (a) offer and sell the Securities, the Exchange Securities, the Private Exchange Securities and the Guarantees, as

Merrill Lynch & Co.
Page 3
June 18, 1998


          contemplated in the Offering Memorandum, and (b) execute, deliver and perform their respective obligations under the Operative Documents, the Credit Facility and the Fourth Supplemental Indenture to the 1994 Indenture, and no other permits, licenses, approvals or other authorizations of the State of Indiana or any agencies thereof (other than those that may be required under the Blue Sky laws or Blue Sky regulations of the State of Indiana) are required for the Company and Empress Hammond to offer and sell the Notes.

     2. No holder or beneficial owner of the Notes must be licensed, qualified or found suitable under Indiana Gaming Laws solely by virtue of holding or beneficially owning any principal amount of the Securities, the Exchange Securities or the Private Exchange Securities. The term "Indiana Gaming Laws" means the Riverboat Gambling Act in Article 33 of the Title 4 of the Indiana Code and rules of the Indiana Gaming Commission.

     3. The Indiana Gaming Commission has not issued any order or decree, other than rules applicable to all riverboat owner licensees, impairing, restricting or prohibiting and, to such counsel's knowledge, has not issued an order or decree applicable solely to Empress Hammond or the Company that would otherwise impair, restrict or prohibit (i) the payment of dividends or distributions by Empress Hammond or the Company or (ii) the commencement or continuation of the business of the Company or Empress Hammond as presently or proposed to be conducted.

     4. The information in the Offering Memorandum under "Regulatory Matters--Indiana" insofar as such statements purport to summarize certain provisions of laws and regulations of the State of Indiana, fairly summarize the matters therein described.


                  LIMITATIONS, QUALIFICATIONS AND EXCEPTIONS
                  ------------------------------------------

     The opinions expressed herein are subject to, qualified and limited by, and based on the following:

     A. Notwithstanding anything herein to the contrary, the exercise of certain remedies by the Company or Empress Hammond or the holder of a Note(s), other than the judicial remedy of foreclosure under the Transaction Documents that constitute real estate and fixtures (other than fixtures that may be considered gaming equipment) and which is not operated after foreclosure and title transfer thereof as a gaming operation, is subject to the prior compliance with any and all

Merrill Lynch & Co.
Page 4
June 18, 1998


applicable application, licensing, approval and other requirements of the State of Indiana including, without limitation, receipt of all consents, approvals and authorizations which are required from the IGC.

     B. The qualification "to our knowledge" means that during the course of our representation in connection with the transactions contemplated by the Transaction Documents no information has come to the attention of the attorneys who participated in the representation which would give us actual knowledge of such facts. However, except to the extent otherwise described herein, we have not undertaken any independent review or investigation to determine the existence or absence of such facts or circumstances which you have advised us that we are entitled to rely upon, and no inference as to the existence or absence of such facts or circumstances should be drawn from our representation.

     C. Notwithstanding any statements contained elsewhere in this letter, we express no opinion and make no statements concerning or with respect to the possible application of or compliance by the Company or Empress Hammond with various building codes, zoning ordinances, building permit requirements, environmental laws and other similar statutes, laws, ordinance, codes and regulations affecting the development, construction, condition, use and/or occupancy of the Property; provided, however, this paragraph C is not intended to qualify or limit the opinion contained in paragraph 1.

     D. The opinion expressed in paragraph 3 are limited and qualified by the Indiana Gaming Commission rule at 68 IAC 15-3 which rule prohibits a riverboat licensee, including Empress Hammond, from making distributions to its partners, shareholders, itself, or any affiliate, if the distribution will impair the financial viability of the riverboat gambling operation. This rule at 68 IAC 15-3 does not prohibit distributions to partners or shareholders for the payment of federal or state taxes, or both.

     E. The opinions expressed in this letter speak as to the documents, facts, and the law in existence as of the date hereof and at not time subsequent hereto. We express no opinion as to the effect of prior or subsequent activities of the parties to the Transaction Documents in or with respect to the State of Indiana, other than those described herein.

     The opinions expressed herein are matters of professional judgment and are not a guarantee of result. We are qualified to practice law only in the State of Indiana and do not express any opinion concerning any law other than the internal laws of the State of Indiana. No expansion of our opinions may be made by implication or otherwise. We express no opinions other than as herein expressly set forth. We do not undertake to advise you of any matter within the scope of this letter that comes to

Merrill Lynch & Co.
Page 5
June 18, 1998


our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein.

     The opinions expressed in this letter are rendered to you in connection with the transactions described above and may not be relied upon by you in any other context or for any other purpose. The opinions expressed in this letter may not be relied upon by any person other than the addressees without our prior written consent. This letter may not be quoted in whole or in part nor may copies thereof (other than transcript copies) be furnished or delivered to any other person (other than your counsel) without our prior written consent.

                                            Very truly yours,

                                            /s/ ICE, Miller, Donadio and Ryan